UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Titan Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On July 22, 2025, Titan Pharmaceuticals, Inc. (“Titan”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its Special Meeting of Stockholders to be held on August 26, 2025 (the “Special Meeting”) for purposes of approving a business combination transaction.

On August 22, 2025, Black Titan Corporation (“Black Titan”) filed a supplement updating information in the proxy statement/prospectus included in the registration statement on Form F-4, Registration No. 333-287709.

Titan is hereby filing this supplement (the “Supplement”) to the Proxy Statement in order to incorporate the supplement filed by Black Titan. Except as specifically supplemented by the information contained below, all information set forth in our Proxy Statement remains unchanged. You should refer to the full Proxy Statement for complete details regarding the Special Meeting and each of the proposals.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-287709

Proxy Statement/Prospectus Supplement No. 3

To Proxy Statement/Prospectus dated July 22, 2025

SUPPLEMENT TO

PROXY STATEMENT FOR SPECIAL MEETING OF

STOCKHOLDERS OF TITAN PHARMACEUTICALS, INC.

AND

PROSPECTUS FOR UP TO 7,210,800 ORDINARY SHARES

OF BLACK TITAN CORPORATION

This supplement updates information in the proxy statement/prospectus, dated July 22, 2025, included in the registration statement on Form F-4, Registration No. 333-287709 (the “Registration Statement”), filed by Black Titan Corporation, f/ka/ BSKE Ltd., a Cayman Islands exempted company limited by shares (“PubCo” or “Black Titan”). Black Titan filed the Registration Statement, and Titan Pharmaceuticals, Inc., a Delaware corporation (“Parent” or “TTNP”) filed a proxy statement, in connection with a special meeting of holders of TTNP Common Stock scheduled to be held August 26, 2025 (the “Special Meeting”). At the Special Meeting, holders of TTNP Common Stock are being asked to vote to approve a Merger and Contribution and Share Exchange Agreement, dated August 19, 2024, by and among Black Titan, TTNP, TTNP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Black Titan, and TalenTec Sdn. Bhd., f/k/a KE Sdn. Bhd., a Malaysia private limited company, the Business Combination contemplated thereby, and related proposals.

The proxy statement/prospectus provides detailed information about the Business Combination and other matters to be considered at the Special Meeting. You are encouraged to carefully read the entire document, including the annexes, as well as this supplement and Supplement No. 1 and Supplement No. 2. You should, in particular, carefully consider the risk factors described in “Risk Factors” beginning on page 41 of the proxy statement/prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This supplement to the proxy statement/prospectus is dated August 22, 2025.

Amendment to PIPE Securities Purchase Agreement

On August 21, 2025, the Black Titan Series A Convertible Preferred Shares (“Series A Preferred Shares”) Securities Purchase Agreement was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000. The Registration Statement is amended accordingly, as follows:

The table on page 11 and the notes thereto are replaced with the following:

Security Holders	TTNP Pre-Merger Shares Outstanding		% of Outstanding	PubCo Post-Merger Pro forma	% of Outstanding	Merger Pro forma (Fully Diluted) (1)		% of Outstanding
TTNP Directors and Officers	3,313		0.25%	3,313	0.04%	9,563	(2)	0.13%
TTNP Public Stockholders	669,391		50.32%	669,391	9.06%	669,391		9.06%
Other TTNP Stockholders	657,530		49.43%	1,770,646	23.97%	1,770,646		23.97%
Total TTNP Stockholders	1,330,234	(3)	100%	2,443,350	33.08%	2,443,350		33.08%
TalenTec Shareholders	0		0	4,943,920	66.92%	4,943,920		66.92%
Total Shares outstanding at Closing, not reflecting potential sources of dilution	1,330,234		100.00%	7,387,270	100.00%	7,387,270		100%

Potential sources of dilution
TTNP Options(2)	-		0.00%	-	0.00%	79,498		0.8%
TTNP Warrants(2)	-		0.00%	-	0.00%	427,271		4. 5%
Series A Preferred Shares in Pubco (4)	-		0.00%	-	0.00%	1,680,672		17.5%
Total Shares outstanding at Closing	1,330,234		100%	7,387,270	100.00%	9,580,961		22.8%

* Less than 1%.

For purposes of the table above:

(1) Assumes options and warrants are exercised post-Business Combination.

(2) Includes 6,250 shares of TTNP Common Stock subject to options exercisable within 60 days of the Record Date held by Mr. Ben-Tzvi. Mr. Ben-Tzvi is a member of the TTNP Board.

(3) Includes conversion of shares of TTNP Series AA Preferred Stock held by Sire into 150,087 shares of TTNP Common Stock and the conversion of shares of TTNP Series B Preferred Stock held by Blue Harbour into 265,913 of the up to 333,333 shares of TTNP Common Stock, based on the initial conversion rate, and not including the 176,471 upon conversion of the TTNP Series C Preferred Stock.

(4) Assumes conversion of up to 6,000 Series A Preferred Shares at a conversion price of $3.57 (based on 85% of the closing price of TTNP as of June 30, 2025 in connection with the PIPE.

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If any of these assumptions are not correct, these percentages will be different.

The paragraph captioned Convertible Preferred Shares Subscription Agreement – the PIPE is amended to read as follows:

On June 20, 2025, PubCo and a financial investor entered into a subscription agreement (the “SPA”) for the purchase of up to $4,000,000 of Series A convertible preferred shares of the Company, $0.001 par value per share with a stated value of $1,000 per share (the “Series A Preferred Shares”), which may be done in tranches at the option of PubCo by way of a “drawdown”. Under the SPA, PubCo may, in its sole discretion, and upon written notice to the Investor (the “Drawdown Notice”), sell to the investor such number of Series A Preferred Shares (each demand referred to as a “Drawdown”) as set forth in the Drawdown Notice, at any time from the time of the Closing until September 30, 2026 (the “Drawdown Period”). The Series A Preferred Shares are convertible into Ordinary Shares of PubCo at a conversion price equal to 85% of the VWAP for the trailing five business days as of the date PubCo sends a Drawdown Notice. On August 21, 2025, the SPA was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000.

The table on page 30 and notes thereto are replaced with the following:

Security Holders	TTNP Pre-Merger Shares Outstanding		% of Outstanding	PubCo Post-Merger Pro forma	% of Outstanding	Merger Pro forma (Fully Diluted) (1)		% of Outstanding
TTNP Directors and Officers	3,313		0.25%	3,313	0.04%	9,563	(2)	0.13%
TTNP Public Stockholders	669,391		50.32%	669,391	9.06%	669,391		9.06%
Other TTNP Stockholders	657,530		49.43%	1,770,646	23.97%	1,770,646		23.97%
Total TTNP Stockholders	1,330,234	(3)	100%	2,443,350	33.08%	2,443,350		33.08%
TalenTec Shareholders	0		0	4,943,920	66.92%	4,943,920		66.92%
Total Shares outstanding at Closing, not reflecting potential sources of dilution	1,330,234		100.00%	7,387,270	100.00%	7,387,270		100%

Potential sources of dilution
TTNP Options(2)	-		0.00%	-	0.00%	79,498		0.8%
TTNP Warrants(2)	-		0.00%	-	0.00%	427,271		4.5%
Series A Preferred Shares in Pubco (4)	-		0.00%	-	0.00%	1,680,672		17.5%
Total Shares outstanding at Closing	1,330,234		100%	7,387,270	100.00%	9,580,961		22.8%

* Less than 1%.

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For purposes of the table above:

(1) Assumes options and warrants are exercised post-Business Combination.

(2) Includes 6,250 shares of TTNP Common Stock subject to options exercisable within 60 days of the Record Date held by Mr. Ben-Tzvi. Mr. Ben-Tzvi is a member of the TTNP Board.

(3) Includes conversion of shares of TTNP Series AA Preferred Stock held by Sire into 150,087 shares of TTNP Common Stock and the conversion of shares of TTNP Series B Preferred Stock held by Blue Harbour into 265,913 of the up to 333,333 shares of TTNP Common Stock, based on the initial conversion rate, and not including the 176,471 upon conversion of the TTNP Series C Preferred Stock.

(4) Assumes conversion of up to 6,000 Series A Preferred Shares at a conversion price of $3.57 (based on 85% of the closing price of TTNP as of June 30, 2025 in connection with the PIPE

If any of these assumptions are not correct, these percentages will be different. Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The paragraph captioned Convertible Preferred Shares Subscription Agreement – the PIPE is amended to read as follows:

On June 20, 2025, PubCo and a financial investor entered into a subscription agreement (the “SPA”) for the purchase of up to $4,000,000 of Series A convertible preferred shares of the Company, $0.001 par value per share with a stated value of $1,000 per share (the “Series A Preferred Shares”), which may be done in tranches at the option of PubCo by way of a “drawdown”. Under the SPA, PubCo may, in its sole discretion, and upon written notice to the Investor (the “Drawdown Notice”), sell to the investor such number of Series A Preferred Shares (each demand referred to as a “Drawdown”) as set forth in the Drawdown Notice, at any time from the time of the Closing until September 30, 2026 (the “Drawdown Period”). The Series A Preferred Shares are convertible into Ordinary Shares of PubCo at a conversion price equal to 85% of the VWAP for the trailing five business days as of the date PubCo sends a Drawdown Notice. On August 21, 2025, the SPA was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000.

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The table on page 160 and notes thereto are replaced with the following:

	TTNP Shares Owned	% of Outstanding	PubCo Post- Combination Pro Forma Shares owned	% of Pro Forma Outstanding	PubCo Post- Combination Pro Forma (Fully Diluted)(1)	% of PubCo Post- Combination Pro Forma Outstanding (Fully Diluted)(1)
TTNP Directors and Officers as a group (5 persons)(2)	9,563	* %	9,563	*	9,563	*
Avraham Ben-Tzvi (2)	9,563	* %	9,563	*	9,563	*
Chay Weei Jye	0	0	0	0	0	0
Brynner Chiam	0	0	0	0	0	0
Francisco Osvaldo Flores Garcia	0	0	0	0	0	0
Firdauz Edmin Bin Mokhtar	0	0	0	0	0	0
Gabriel Loh	0	0	0	0	0	0
TTNP 5% Owners
Choong Choon Hau	241,530	18.2%	241,530	3.3%	241,530	2.7%
The Sire Group Ltd. and Jeffrey Chung (3) (8)	150,087	11.3%	1,019,313	13.8%	1,019,313	11.3%
Blue Harbour Asset Management L.L.C-FZ and Yeoh Xian Yee	265,913	19.9%	509,803(9)	6.9%	509,803 (9)	5.7%
Total shares outstanding, not reflecting potential dilution(7)	1,330,234	100%

PubCo Post-Combination D&O as a group (5 persons)(4)(6)
Avraham Ben-Tzvi(2)	9,563	*	9,563	*	9,563	*
Chay Weei Jye	0	0	0	0	0	0
Brynner Chiam	0	0	0	0	0	0
Francisco Osvaldo Flores Garcia	0	0	0	0	0	0
Firdauz Edmin Bin Mokhtar	0	0	0	0	0	0
Gabriel Loh	0	0	0	0	0	0

PubCo 5% Owners

The Sire Group Ltd. and Jeffrey Chung(3)(8)	150,087	11.3%	1,019,313	13.8%	1,019,313	10.6%
Danny Vincent Dass(5)(6)	0	0	2,344,100	31.7%	2,344,100	24.5%
ARC GROUP LTD(10)	0	0	639,300	8.7	2,319,972	24.2%
Koay Chee Leong(5)(6)	0	0	639,300	8.7%	639,300	6.7%
Leow Kian Yong(5)(6)	0	0	639,300	8.7%	639,300	6.7%
Goh Chee Siong(5)(6)	0	0	681,920	9.2%	681,920	7.1%

Total shares outstanding, not reflecting potential dilution			7,387,270	100%

Potential sources of dilution—outstanding options and warrants and Series A Preferred Shares			2,193,691

Total shares outstanding, reflecting potential dilution			9,580,961

* Less than 1%.

(1) Assumes options and warrants are exercised post-Business Combination.

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(2) Includes 6,250 shares of TTNP Common Stock subject to options exercisable within 60 days of the Record Date.

(3) The Sire Group Limited is wholly owned by Jeffrey Chung.

(4) Pre-combination, TTNP is PubCo’s sole shareholder, and Brynner Chiam is PubCo’s sole director and executive officer.

(5) Each named person is a TalenTec Shareholder.

(6) On May 31, 2024, pursuant to separate share purchase agreements, Eddie Tan Chee Wei, Koay Chee Leong, and Kong Chien Hoi, each agreed to purchase 75,000 TalenTec shares, and Mr. Seow agreed to purchase 275,000 TalenTec shares, constituting all issued and paid-up shares, from Mr. Ho Say San and Mr. Choo Yeow, TalenTec’s directors, in a transfer effected July 18, 2024. On July 25, 2024, Goh Chee Siong agreed to subscribe, for and TalenTec agreed to issue to him, 80,000 TalenTec shares, which transaction was effected on August 15, 2024. Danny Vincent Dass purchased all of Mr. Seow’s TalenTec shares, and Leow Kian Yong purchased all of Kong Chien Hoi’s, TalenTec shares, in transactions effected December 23, 2024. Accordingly, as of the Record Date, the ownership of all issued and paid-up TalenTec shares, all of which are held in Malaysia, is as follows: Danny Vincent Dass, 275,000 shares (47.4%); Goh Chee Siong (13.8%); Eddie Tan Chee Wei, 75,000 shares (12.9%); Koay Chee Leong, 75,000 shares (12.9%); and Leow Kian Yong 75,000 shares (12.9%). There are no differences in voting rights among TalenTec Shareholders.

Messrs. Ho Say San and Choo Yeow, are TalenTec’s sole directors. TalenTec is unaware of any arrangement that may result in a change in control of TalenTec, other than in connection with the Business Combination.

On March 29, 2025, TTNP entered into the BH Purchase Agreement with Blue Harbour, pursuant to which TTNP agreed to issue 100,000 shares of TTNP Series B Preferred Stock, at a price of $10.00 per share, for an aggregate purchase price of $1,000,000. The terms, rights, obligations and preferences of the TTNP Series B Preferred Stock are set forth in the Series B Certificate of Designations. The closing of the Series B Private Placement occurred on April 11, 2025.

Each share of TTNP Series B Preferred Stock will be convertible, at the holder’s option at any time, into shares of TTNP Common Stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.00, subject to specified adjustments as set forth in the Series B Certificate of Designations. Based on this “initial conversion rate”, approximately 333,333 shares of the TTNP Common Stock would be issuable upon conversion of all the shares of TTNP Series B Preferred Stock.

(7) Includes 669,391 shares of Common Stock held by TTNP public stockholders.

(8) Includes conversion of TTNP Series AA Preferred Stock held by Sire into 150,087 shares of TTNP Common Stock.

(9) Includes 176,471 shares of common stock upon conversion of the shares of TTNP Series C Preferred Stock after the Business Combination.

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(10) Assumes the conversion of the full $6,000,000 in PubCo Series A Preferred Shares at a conversion price of $3.57 (based on 85% of the VWAP closing price of TTNP as of June 30, 2025 in connection with the PIPE. Series A Preferred Shares cannot be converted by a holder who would own in excess of the 9.99% of the number of Ordinary Shares outstanding immediately after the Closing Date of the Business Combination. Includes shares otherwise issuable to Eddie Tan Chee Wei that he has agreed shall be issued to ARC Group Limited.

The paragraph captioned BLACK TITAN CORPORATION – PUBCO is amended to read as follows:

On June 20, 2025, PubCo and a financial investor entered into a subscription agreement (the “SPA”) for the purchase of up to $4,000,000 of Series A convertible preferred shares of the Company, $0.001 par value per share with a stated value of $1,000 per share (the “Series A Preferred Shares”), which may be done in tranches at the option of PubCo by way of a “drawdown”. Under the SPA, PubCo may, in its sole discretion, and upon written notice to the Investor (the “Drawdown Notice”), sell to the investor such number of Series A Preferred Shares (each demand referred to as a “Drawdown”) as set forth in the Drawdown Notice, at any time from the time of the Closing until September 30, 2026 (the “Drawdown Period”). The Series A Preferred Shares are convertible into Ordinary Shares of PubCo at a conversion price equal to 85% of the VWAP for the trailing five business days as of the date PubCo sends a Drawdown Notice. On August 21, 2025, the SPA was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000.

The item captioned Preferred (Preference) Shares—Pubco is amended to read as follows:

The PubCo Board may allot, issue, or otherwise dispose of shares in separate classes and/or series with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise, in accordance with the PubCo Charter and any exchange rules or law that may apply.

On 20 June 2025, PubCo issued 4,000 Series A Preferred Shares of $0.001 par value. On August 21, 2025, the SPA was amended to increase the amount of Series A Preferred Shares to be purchased thereunder to up to $6,000,000

Unaudited Pro Forma Condensed Combined Financial Information is replaced with the following:

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared to aid in your analysis of the financial impacts of (1) the transaction between TTNP and PubCo, Merger Sub and the Company and (2) certain related transactions. The pro forma financial information reflects the combination of historical financial information of TTNP, PubCo and TalenTec, adjusted to give effect to (A) the transactions, inclusive of the issuance of PubCo Ordinary Shares for PubCo Series A preferred stock, TTNP Common Stock, TTNP Series AA Preferred Stock, TTNP Series B Preferred Stock, TTNP Series C Preferred Stock and the exchange of PubCo Ordinary Shares for TalenTec’s ordinary shares in accordance with the terms of the Merger Agreement, and (B) the payment of transaction costs, as required by the Merger Agreement, as each are subsequently described in greater detail. Hereinafter, TTNP, PubCo and TalenTec are collectively referred to as the “companies,” and the companies, subsequent to the transaction, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined balance sheet, which has been presented for the Combined Company as of January 31, 2025, gives effect to the Transactions as if they were consummated on January 31, 2025. (PubCo has adopted a July 31 fiscal year) The unaudited pro forma condensed combined statements of operations, which have been presented for the Combined Company for the six months ended January 31, 2025 and for the year ended July 31, 2024, give pro forma effect to the Transactions as if they had occurred on August 1, 2023. The historical consolidated financial information of TTNP, historical combined financial information of PubCo and historical combined financial information of TalenTec, f/k/a KE Sdn. Bhd. have been adjusted in the pro forma financial statements, which depicts the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The unaudited pro forma Transaction Accounting Adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined consolidated financial information and are subject to change as additional information becomes available and analyses are performed. The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

●	the historical unaudited condensed financial statements of TTNP as of and for the three months ended March 31, 2025, which are included in TTNP’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 14, 2025, the historical unaudited condensed financial statements of TTNP as of and for the nine months ended September 30, 2024, which are included in TTNP’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on January 3, 2025, the historical audited financial statements of TTNP as of and for the year ended December 31, 2024, which are included in TTNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025.

●	the historical audited financial statements of PubCo, as of and for the year ended July 31, 2024.

●	the historical audited consolidated financial statements of TalenTec, f/k/a KE Sdn. Bhd., as of and for the year ended July 31, 2024.

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The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in TTNP’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 14, 2025, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in TTNP’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on January 3, 2025 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in TTNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, and included elsewhere in this proxy statement/prospectus.

Description of the Transactions

The unaudited pro forma condensed combined financial statements reflect (1) the transaction between TTNP, PubCo and TalenTec in accordance with the Merger Agreement dated August 19, 2024, and (2) additional transactions directly related to and/or triggered by the transaction. More specifically, the unaudited pro forma condensed combined financial statements give effect to the following material events:

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Common Stock at 1:1 basis in accordance with the Merger Agreement dated August 19, 2024;

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Series AA Preferred Stock at 1.07296:1 basis in accordance with the Merger Agreement;

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Series B Preferred Stock at 1:3.333 basis in accordance with the Merger Agreement;

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TTNP Series C Preferred Stock at a conversion price of $3.40; on June 26, 2025, TTNP and a financial investor have completed a private placement of TTNP Series C Preferred Stock. Pursuant to the purchase agreement, Blue Harbour purchased 60,000 shares of TTNP Series C Preferred Stock for an aggregate purchase price of $600,000. The shares of TTNP Series C Preferred Stock have a conversion price of $3.40.

●	the issuance of PubCo Ordinary Shares upon the conversion of PubCo Series A Preferred Stock at a conversion price of $3.57 (based on 85% of the closing price of TTNP as of June 30, 2025) on June 20, 2025, the Company and a financial investor entered into a subscription agreement (the “SPA”) for the purchase of up to $4,000,000 of Series A convertible preferred shares of PubCo, $0.001 par value per share with a stated value of $1,000 per share;

●	the change of TTNP warrants or options to purchase a certain number of TTNP Common Stock to PubCo warrants or options to purchase the same number of PubCo Ordinary Shares issuable upon the exercise of that warrant or option, as applicable, at an exercise price per share equal to the per share exercise price of such warrant or option, and otherwise upon the same terms and conditions as set forth in the applicable underlying agreement. Notwithstanding the foregoing, a holder of those certain TTTNP warrants initially exercisable October 30, 2020, expiring December 1, 2025; or those certain TTNP warrants initially exercisable January 20, 2021, expiring July 20, 2026; or initially exercisable February 4, 2022, expiring August 4, 2027, may, within 30 days after the consummation of the TTNP Merger, require TTNP to purchase the unexercised portion of those warrants from the holder at the Black Scholes Value (as defined in the warrant) of that portion.

●	the issuance of PubCo Ordinary Shares in exchange for all of the issued and outstanding TalenTec Shares at 8.524:1 basis in accordance with the Merger Agreement.

Upon the closing of the Transactions, (i) existing TTNP Stockholders (other than the Related Parties) will own approximately 26.8% of the issued and outstanding PubCo Ordinary Shares; (ii) TalenTec’s existing security holders will own approximately 47.51% of the outstanding PubCo Ordinary Shares; and (iii) the Related Parties, through their ownership of TTNP Common Stock on the date hereof, will own less than one percent of the issued and outstanding PubCo Ordinary Shares. Such ownership percentages could be subject to proportional dilution for any required financing in connection with the Closing.

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The following table provides an estimate of the Combined Company’s ordinary shares that are anticipated to be outstanding immediately subsequent to consummation of the Transactions:

Combined Company ordinary shares held by:	Shares Outstanding	% of Post-transaction Outstanding Shares
TTNP Stockholders, the Related Parties	3,313	0.0%
TTNP Stockholders, other than the Related Parties and TTNP preferred stockholders	1,326,921	14.6%
PubCo Series A preferred stockholder*	2,319,972	25.6%
TTNP Series AA preferred stockholder	869,226	9.6%
TTNP Series B preferred stockholder	67,420	0.7%
TTNP Series C preferred stockholder	176,470	1.9%
TalenTec stockholder, Danny Vincent Dass	2,344,100	25.9%
TalenTec stockholders, other than Mr. Dass	1,960,520	21.6%
	9,067,942	100.0%

TalenTec’s existing security holders	4,943,920	54.5%

 * Includes shares otherwise issuable to a TalenTec Shareholder that he has agreed shall be issued to the PubCo Series A Stockholder.

Accounting for the Transaction

Notwithstanding the legal form of the transaction pursuant to the Merger Agreement, the transaction is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, TTNP is treated as the acquired company for financial reporting purposes, and TalenTec is treated as the accounting acquirer. In accordance with this accounting method, the transaction is treated as the equivalent of TalenTec’s issuing stock for the net assets of TTNP, accompanied by a recapitalization. The net assets of TTNP are stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the closing of the transaction are those of TalenTec.

TalenTec was deemed the accounting acquirer for purposes of the transaction based on an evaluation of the following facts and circumstances:

●	TalenTec’s senior management team as of immediately prior to the Transactions comprises senior management of the post-closing Combined Company;

●	TalenTec designated a majority of the members of the Combined Company’s initial Board of Directors; and

●	TalenTec’s operations comprise the ongoing operations of the Combined Company.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma adjustments to the combined historical financial information of TTNP, PubCo and TalenTec, give effect to transaction accounting adjustments that (1) depict in the unaudited pro forma condensed combined balance sheet the accounting required to be applied to the Transactions pursuant to U.S. GAAP assuming those adjustments were made as of January 31, 2025 and (2) depict in the unaudited pro forma condensed combined statements of operations the effects of the pro forma balance sheet adjustments, assuming those adjustments were made as of the beginning of the earliest period presented. Accordingly, non-recurring pro forma adjustments that impact the pro forma income of the Combined Company have been recorded to the unaudited pro forma condensed combined statement of operations for the six months ended January 1, 2025, and for the year ended July 31, 2024, as the Transactions are assumed to have occurred on August 1, 2023 for purposes of presenting pro forma statement of operations information. TTNP, PubCo and TalenTec have not had any historical relationship prior to the Transactions, thus preparation of the accompanying pro forma financial information did not require any adjustments with respect to such activities.

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. However, the unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The pro forma adjustments represent estimates based on information available as of the dates of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available. Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In U.S. dollars thousands, except for share and per share data, or otherwise noted)

	Historical
	March 31, 2025	January 31, 2025	January 31, 2025
	3(A) Titan Pharmaceuticals, Inc.	3(B) Black Titan	3(C) TalenTec Sdn. Bhd.	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,945	-	$372	$(250)	3(a)	$8,799
				(868)	3(b)	-
				7,600	3(d)	-
Restricted cash	-	-	566	-		566
Accounts receivable, net	-	-	337	-		337
Amount due from a related party	81	-	-	(81)	3(e)	-
Deferred costs	-	-	67	-		67
Deferred offering costs	-	-	541	(541)	3(b)	-
Prepaid expenses and other current assets	130	-	56	-		186
Total current assets	2,156	-	1,939	5,860		9,955

Non-current assets:
Property and equipment, net	-	-	107	-		107
Operating lease right-of-use assets	-	-	174	-		174
Total non-current assets	-	-	281	-		281
TOTAL ASSETS	$2,156	-	$2,220	$4,260		$10,236

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$194	-	$214	-		$408
Notes payable	-	-	69	-		69
Contract liability	-	-	182	-		182
Amounts due to related parties	-	72	-	(72)	3(e)	-
Accrued expenses and other current liabilities	85	-	525	(369)	3(b)	241
Operating lease liabilities, current	-	-	59	-		59
Current portion of long-term borrowings	-	-	51	-		51
Total current liabilities	279	72	1,100	(441)		1,010

Non-current liability:
Operating Lease liabilities - non-current	-	-	115	-		115
Total non-current liability	-	-	115	-		115
Total liabilities	279	72	1,215	(441)		1,125

Commitments and contingencies	-	-	-	-		-

Stockholders’ equity (deficit):
TTNP preferred stock, $0.001 par value	1	-	-	(1)	3(c)	-
TTNP common stock, $0.001 par value	1	-	-	(1)	3(c)	-
TalenTec common stock, $0.3830 (RM1) par value	-	-	209	(209)	3(c)	-
PubCo ordinary shares, $0.001 par value	-	-	-	9	3(c)	9
Additional paid-in capital	398,974	-	783	(1,040)	3(b)	9,170
				(397,147)	3(c)
				7,600	3(d)
Accumulated deficit	(397,099)	(72)	(23)	(250)	3(a)	(104)
				397,349	3(c)
				(9)	3(e)
Accumulated other comprehensive loss	-	-	36	-		36
Total stockholders’ equity (deficit)	1,877	(72)	1,005	6,301		9,111
Total liabilities and stockholders’ equity	$2,156	-	$2,220	$5,860		$10,236

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In U.S. dollars thousands, except for share and per share data, or otherwise noted)

	Historical
	For the six months ended
	March 31, 2025	January 31, 2025	January 31, 2025
	4(A) Titan Pharmaceuticals, Inc.	4(B) Black Titan	4(C) TalenTec Sdn. Bhd.	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$-	$-	1,683	$-		$1,683
Cost of revenues	-	-	1,062	-		1,062
Gross profit	-	-	621	-		621

Operating expenses:
Selling and marketing expenses	-	-	7	-		7
General and administrative expenses	1,200	68	296	250	4(a)	1,814
Total operating expenses	1,200	68	303	250		1,821

Profit (loss) from operations	(1,200)	(68)	318	(250)		(1,200)

Other expense, net:
Interest expense, net	-	-	(4)	-		(4)
Other expense, net	(153)	-	(19)	-		(172)
Total other expense, net	(153)	-	(23)	-		(176)

Income (loss) before income taxes	(1,353)	(68)	295	(250)		(1,376)
Income tax expense	-	-	-	-		-
Net income (loss)	$(1,353)	$(68)	295	$(250)		$(1,376)

Weighted average number of ordinary shares outstanding - basic and diluted	914,233					9,067,942	4(d)
Net loss per ordinary share - basic and diluted	$(1.48)					$(0.15)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In U.S. dollars thousands, except for share and per share data, or otherwise noted)

	Historical
	For the years ended
	September 30, 2024	July 31, 2024	July 31, 2024
	5(A) Titan Pharmaceuticals, Inc.	5(B) Black Titan	5(C) TalenTec Sdn. Bhd.	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$-	$-	2,124	$-		$2,124
Cost of revenues	-	-	1,438	-		1,438
Gross profit	-	-	686	-		686

Operating expenses:
Selling and marketing expenses	-	-	17	-		17
General and administrative expenses	5,335	4	551	250	5(a)	6,140
Research and development expenses	487	-	-	(487)	5(b)	-
Total operating expenses	5,822	4	568	(237)		6,157

Loss from operations	(5,822)	(4)	118	237		(5,471)

Other income (expense), net:
Interest expense, net	(12)	-	(48)	-		(60)
Gain on asset sale	23	-	-	(23)	5(c)	-
Other expense, net	(75)	-	83	-		8
Total other expense, net	(64)	-	35	(23)		(52)

Loss before income taxes	(5,886)	(4)	153	214		(5,523)
Provision for income taxes	-	-	-	-		-
Net loss	$(5,886)	$(4)	153	$214		$(5,523)

Weighted average number of ordinary shares outstanding - basic and diluted	858,971					9,067,942	5(d)
Net loss per ordinary share - basic and diluted	$(6.85)					$(0.61)

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTE 1. BASIS OF PRESENTATION

The transaction between TTNP, PubCo and TalenTec is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, TTNP is treated as the acquired company for financial reporting purposes, and TalenTec is treated as the accounting acquirer. The transaction is treated as the equivalent of TalenTec issuing stock for the net assets of TTNP, accompanied by a recapitalization. The net assets of TTNP are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the transaction are those of TalenTec.

The unaudited pro forma condensed combined balance sheet assumes that the Transactions were completed on January 31, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2025 and for the year ended July 31, 2024 give pro forma effect to the Transactions as if they had occurred on August 1, 2023. Non-recurring pro forma adjustments that impact the pro forma income of the Combined Company have been recorded to the pro forma condensed combined statement of operations for the six months ended January 31, 2025 and for the year ended July 31, 2024, as the Transactions are assumed to have occurred on August 1, 2023 for purposes of presenting pro forma income statement information.

TTNP has a fiscal year end of December 31, while TalenTec has a fiscal year end of July 31, accordingly the most recent period ended balance sheet date for TTNP is March 31, 2025 and for TalenTec is January 31, 2025. As TalenTec has been determined to be the accounting acquirer, its latest balance sheet date was used for pro forma presentation (January 31, 2025) and their prior fiscal year end was used for prior annual period presentation. According to SEC Regulation S-X, when the acquiree’s year end is more than one quarter different than the registrant’s year end, the acquirer combines its annual income statement with the acquiree’s for a 12-month period that ends within one quarter of the registrant’s year end. Accordingly, in the pro forma financial statements the following periods have been combined:

●	Historical balance sheet of PubCo as of January 31, 2025, historical balance sheet of TalenTec as of January 31, 2025 and historical balance sheet of TTNP as of March 31, 2025.

●	Historical statement of operations of PubCo for the six months ended January 31, 2025 and for the fiscal year ended July 31, 2024;
Historical statement of operations of TalenTec for the six months ended January 31, 2025 and for the fiscal year ended July 31, 2024;
Historical statement of operations of TTNP for the six months ended March 31, 2025, which derived by subtracting the financial result for the nine months ended September 30, 2024 from the combined financial results for the three months ended March 31, 2025 and the fiscal year ended December 31, 2024;
Historical statement of operations of TTNP for the twelve months ended September 30, 2024, which derived by subtracting the financial result for the nine months ended September 30, 2023 from the combined financial results for the nine months ended September 30, 2024 and the fiscal year ended December 31, 2023.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

●	the historical unaudited condensed financial statements of TTNP as of and for the three months ended March 31, 2025, which are included in TTNP’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 14, 2025, the historical unaudited condensed financial statements of TTNP as of and for the nine months ended September 30, 2024, which are included in TTNP’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on January 3, 2025, the historical audited financial statements of TTNP as of and for the year ended December 31, 2024 and 2023, which are included in TTNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025.

●	the historical audited combined financial statements of PubCo as of and for the year ended July 31, 2024 and the historical unaudited condensed financial statements of PubCo as of and for the six months ended January 31, 2025.

●	the historical audited combined financial statements of TalenTec as of and for the year ended July 31, 2024 and the historical unaudited condensed combined financial statements of TalenTec as of and for the six months ended January 31, 2025.

The unaudited pro forma condensed combined financial information does not give effect to any management adjustments or anticipated synergies, operating efficiencies, cost savings or other benefits that may result from consummation of the Transactions. The pro forma adjustments are based on currently available information and certain assumptions and methodologies believed to be reasonable under the circumstances. Management has made significant estimates and assumptions in its determination of the pro forma adjustments and, accordingly, actual amounts may differ materially from the information presented. However, management believes that its assumptions and estimates provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time, and the pro forma adjustments give appropriate effect to those assumptions and are applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Combined Company would have been had the Transactions taken place on the dates indicated, nor is the information indicative of the future consolidated results of operations or financial position of the Combined Company.

NOTE 2. ACCOUNTING POLICIES

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

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NOTE 3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

3(A)	Derived from the unaudited consolidated balance sheet of TTNP as of March 31, 2025.

3(B)	Derived from the unaudited balance sheet of PubCo as of January 31, 2025.

3(C)	Derived from the unaudited consolidated balance sheet of TalenTec as of January 31, 2025.

Pro forma Balance Sheet Transaction Accounting Adjustments:

3(a)	To reflect preliminary estimated transaction costs of $250 thousand to reduce cash, not yet reflected in the historical financial statements, which are expected to be incurred by TTNP in connection with the Business Combination, such as advisory, legal and auditor fees, as an increase in accrued expenses and accumulated deficit in the unaudited pro forma condensed combined balance sheet

3(b)	To reflect preliminary estimated transaction costs of $499 thousand and repayment to accrued expenses and other current liabilities of $369 thousand to reduce cash, which are expected to be incurred by TalenTec in connection with the Business Combination, such as advisory, legal and auditor fees. The estimated transaction costs of $499 thousand and deferred offering costs of $541 thousand, will be deducted from the additional paid-in capital in the unaudited pro forma condensed combined balance sheet

3(c)	To reflect the recapitalization of TalenTec pursuant to the Merger Agreement, through (i) the issuance of 1,330,234 shares of PubCo Ordinary Shares in exchange for 1,330,234 shares of TTNP Common Stock at the exchange ratio of 1:1, (ii) the issuance of 869,226 PubCo Ordinary Shares in exchange for 810,118 shares of TTNP Series AA Preferred Stock at the exchange ratio of 1:1.07296, (iii) the issuance 67,420 PubCo Ordinary Shares in exchange for 20,227 shares of TTNP Series B Preferred Stock at the exchange ratio of 1:3.333, (iv) the issuance of 176,470 PubCo Ordinary Shares in exchange for 60,000 shares of TTNP Series C Preferred Stock at a conversion price of $3.40, (v) the issuance of 1,680,672 PubCo Ordinary Shares upon the conversion of PubCo Series A Preferred Stock at a conversion price of $3.57 (based on 85% of the closing price of TTNP as of June 30, 2025), (vi) the issuance of 4,943,920 shares of PubCo Ordinary Shares in exchange for 580,000 shares of TalenTec Ordinary Shares at the exchange ratio of 1:8.524, and to reflect (vi) the de-recognition of accumulated deficit of TTNP which is reversed to additional paid-in capital.

3(d)	To reflect the issuance of 100,000 shares of TTNP Series B Preferred Stock to Blue Harbour, in a private placement on March 29, 2025, at a price of $10.00 per share, for an aggregate purchase price of $1,000,000, the issuance of 60,000 shares of PubCo Series B convertible preferred shares, $0.001 par value per share with a stated value of $10 per share for an aggregate purchase price of $600,000 and the issuance of 6,000 shares of PubCo Series A convertible preferred shares, $0.001 par value per share with a stated value of $1,000 per share for an aggregate purchase price of $6,000,000.

3(e)	To reflect the internal elimination of receivables between TTNP and PubCo.

The de-recognition of accumulated deficit of TTNP is determined as follows (in thousands):

Accumulated deficit of TTNP as of March 31, 2025	$397,099
Preliminary estimated transaction costs of TTNP, see Note 3(a)	250
Total adjustment to derecognize the accumulated deficit, see Note 3(c)	$397,349

The reconciliation to the adjustment to additional paid-in capital is determined as follows (in thousands):

Derecognize the preferred stock of TTNP as of March 31, 2025	$1
Derecognize the common stock of TTNP as of March 31, 2025	1
Derecognize the common stock of TalenTec as of January 31, 2025	209
Derecognize the accumulated deficit of TTNP as adjusted	(397,349)
Recognize the PubCo Ordinary Shares	(9)
Total adjustment to additional paid-in capital, see Note 3(c)	$(397,147)

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NOTE 4. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JANUARY 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

4(A)	Derived from the unaudited consolidated statement of operations and comprehensive loss of TTNP for the six months ended March 31, 2025.

4(B)	Derived from the unaudited statement of operations and comprehensive loss of PubCo for the six months ended January 31, 2025.

4(C)	Derived from the unaudited consolidated statement of operations and comprehensive income of TalenTec for the six months ended January 31, 2025.

Given TalenTec’s history of net losses and valuation allowance, management assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment to the unaudited pro forma condensed combined financial information.

Pro forma Statement of Operations Transaction Accounting Adjustments:

4(a)	To reflect TTNP’s estimated advisory, legal, audit and other costs related to the TTNP Merger, as an increase to general and administrative expenses.

4(b)	The pro forma combined basic and diluted net loss per share has been adjusted. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of PubCo Ordinary Shares of the combined company for the presenting period. The pro forma weighted average shares have been calculated as follows:

	Basic	Diluted
Historical weighted average number of TTNP common stock outstanding	914,233	914,233
De-recognition of TTNP common stock in connection with the TTNP Merger	(914,233)	(914,233)
Estimated shares of PubCo Ordinary Share expected to be issued in connection with the TTNP Merger upon Closing	9,067,942	9,067,942
Pro forma combined weighted average number of ordinary shares outstanding	9,067,942	9,067,942

NOTE 5. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A)	Derived from the unaudited consolidated statement of operations and comprehensive loss of TTNP for the 12 months ended September 30, 2024.

5(B)	Derived from the audited statement of operations and comprehensive PubCo for the year ended July 31, 2024.

5(C)	Derived from the audited consolidated statement of operations and comprehensive TalenTec for the year ended July 31, 2024.

Given TalenTec’s history of net losses and valuation allowance, management assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment to the unaudited pro forma condensed combined financial information.

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Pro forma Statement of Operations Transaction Accounting Adjustments:

5(a)	To reflect TTNP’s estimated advisory, legal, audit and other costs related to the TTNP Merger, as an increase to general and administrative expenses.

5(b)	To reflect the de-recognition of TTNP’s research and development expenses related to discontinued research and development activities.

5(c)	To reflect the gain on sales of TTNP’s assets related to discontinued activities.

5(d)	The pro forma combined basic and diluted net loss per share has been adjusted. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of PubCo Ordinary Shares of the combined company for the presenting period. The pro forma weighted average shares have been calculated as follows:

	Basic	Diluted
Historical weighted average number of TTNP common stock outstanding	858,971	858,971
De-recognition of TTNP common stock in connection with the TTNP Merger	(858,971)	(858,971)
Estimated shares of PubCo Ordinary Share expected to be issued in connection with the TTNP Merger upon Closing	9,067,942	9,067,942
Pro forma combined weighted average number of ordinary shares outstanding	9,067,942	9,067,942

Amendment of Certificate of Designations of Series A Preferred Shares

Black Titan’s Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Shares is being amended to change the definition of “Beneficial Ownership Limitation” to read as follows:

“Beneficial Ownership Limitation” means 9.99% of the number of Ordinary Shares outstanding immediately following the closing of the Business Combination, as defined in the Merger and Contribution and Share Exchange Agreement, dated as of August 19, 2024 among the Company, Titan Pharmaceuticals, Inc., a Delaware corporation, TTNP Merger Sub, Inc., a Delaware corporation and TalenTec Sdn. Bhd., a Malaysian private limited company.

Amendment of Memorandum of Association

Black Titan’s Third Amended and Restated Articles of Association are being amended as follows:

Section 1.1 is being amended to change the definition of “Beneficial Ownership Limitation” to read as follows:

“Beneficial Ownership Limitation” means 9.99% of the number of Ordinary Shares outstanding immediately following closing of the Business Combination.

The following definitions are being added to Section 1.1:

“Business Combination” has the meaning given in the Merger and Contribution and Share Exchange Agreement.

“Merger and Contribution and Share Exchange Agreement” means the Merger and Contribution and Share Exchange Agreement, entered into among the Company, Titan Pharmaceuticals, Inc., TTNP Mergers Sub, Inc. and TalenTec Sdn. Bhd. On 19 August 2024.

Section 40.4 is being amended to read as follows:

The Company shall use its best efforts to deliver the Conversion Shares required to be delivered by the Company under this Article 40 electronically through the Depository Trust Company (DTC), or another established clearing corporation performing similar functions. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered by 12:00 pm on the Closing Date, as defined in the Merger and Contribution and Share Exchange Agreement, the Company shall deliver the Conversion Shares subject to such notice(s) by 4:00 pm on the Closing Date.

Black Titan Names Chief Financial Officer

On August 21, 2025, Black Titan designated Brynner Chiam as its Chief Financial Officer, effective the closing of the Business Combination.

16